EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 15, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-142966) and related Prospectus of Claymore Securities Defined Portfolios, Series 400.


                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP

Chicago, Illinois
June 15, 2007